Exhibit IV

Reconciliation of the consolidated balance sheet as at December 31, 2009 and the consolidated income statement for the year ending December 31, 2009 of the EIB Group prepared in accordance with IFRS and EUGAAP

CONSOLIDATED BALANCE SHEET AS AT DECEMBER 31, 2009 (in EUR ‘000)

		EUGAAP		Adjustment		IFRS
			31/12/2009		Ref.		31/12/2009
ASSETS
1.	Cash in hand, balances with central banks and post office banks		227 227	0			227 227

2.	Treasury bills eligible for refinancing with central banks	4 057 500		89 085	A, B.1	4 146 585
			4 057 500				4 146 585

3.	Loans and advances to credit institutions
	a) repayable on demand	367 694		0		367 694
	b) other loans and advances	19 105 287		10 694	B.1, B.2	19 115 981
	c) loans	116 575 861		985 056	B.1, B.2	117 560 917
			136 048 842				137 044 592

4.	Loans and advances to customers
	a) loans	199 365 019		3 741 619	B.1, B.2	203 106 638
	b) specific impairment	- 110 800		4 500	B.1, B.2	- 106 300
			199 254 219				203 000 338

5.	Debt securities including fixed-income securities
	a) issued by public bodies	1 980 966		4 336	A	1 985 302
	b) issued by other borrowers	16 421 602		29 392	A, B.3	16 450 994
			18 402 568				18 436 296

6.	Shares & other variable-yield securities		1 618 309	399 594	A		2 017 903

7.	Derivative Assets			20 868 332	B.1		20 868 332

8.	Property, furniture and equipment		310 504	- 3 185	C		307 319

9.	Intangible assets		4 817	0			4 817

10.	Other assets		121 570	- 14 656			106 914

11.	Assets held for sale		0	3 373	C		3 373

12.	Subscribed capital and receivables reserves, called but not paid		115 327	- 7 690	G		107 637

13.	Prepayments		2 316 114	- 2 280 635	B.2, B.3		35 479

	TOTAL ASSETS		362 476 997				386 306 812

LIABILITIES
1.	Amounts owed to credit institutions
	a) with agreed maturity dates or periods of notice	4 480 414		147	B.3	4 480 561
			4 480 414				4 480 561

2.	Amounts owed to customers
	a) repayable on demand	1 256 333		0		1 256 333
	b) with agreed maturity dates or periods of notice	1 106 417		411	B.3	1 106 828
			2 362 750				2 363 161

3.	Debts evidenced by certificates
	a) debt securities in issue	286 247 691		17 731 272	B.3	303 978 963
	b) others	19 510 696		358 309	B.3	19 869 005
			305 758 387				323 847 968

4.	Derivatives liabilities			14 866 773	B.1		14 866 773

5.	Other liabilities
	a) sundry creditors	352 474		314 843	B.2, E	667 317
	b) sundry liabilities	45 988		- 2	B.2	45 986
			398 462				713 303

6.	Accruals and deferred income		9 501 189	- 9 323 961	B.2, B.3		177 228

7.	Provisions
	a) pension plans and health insurance scheme	1 330 003		- 87 711	D	1 242 292
	b) provision for guarantees	70 412		0		70 412
			1 400 415				1 312 704

	TOTAL LIABILITIES		323 901 617				347 761 698

8.	Capital
	- Subscribed	232 392 989		0		232 392 989
	- Uncalled	- 220 773 340		0		- 220 773 340
			11 619 649				11 619 649

9.	Consolidated reserves
	a) reserve fund	18 205 506		0		18 205 506

	b) additional reserves	1 321 995		3 915 096	A, B.1, B.2, B.3, G	5 237 091
	c) AFS reserve			540 378	A	540 378
	d) funds allocated to structured finance facility and similar undertakings	0		0		0
	e) funds allocated to venture capital operations	0		0		0
	f) special activities reserve	3 299 370		0		3 299 370
	g) general Loan reserve	1 923 734		0		1 923 734
			24 750 605				29 206 079

10.	Loss/Profit for the financial year		1 864 832	- 4 145 446	A, B.1, B.2, B.3		- 2 280 614

	Equity attributable to minority interest		340 294	- 340 294	E

	TOTAL EQUITY		38 575 380				38 545 114

	TOTAL LIABILITIES & EQUITY		362 476 997				386 306 812

CONSOLIDATED INCOME STATEMENT FOR THE YEAR ENDED DECEMBER 31, 2009 (in EUR ‘000)

		EUGAAP		Adjustment		IFRS
			31/12/2009		Ref.		31/12/2009

1	Interest and similar income		16 562 333	- 22 943	A, B.2		16 539 390

2	Interest expense and similar charges		- 14 289 505	20 159	A, B.3		- 14 269 346

3	Income from shares and other variable-yield securities		8 930	0			8 930

4	Fee and commission income		207 040	- 35	F		207 005

5	Fee and commission expense		- 117	0			- 117

6	Result on financial operations		- 26 918	- 4 021 441	A, B.1, B.2, B.3		- 4 048 359

7	Other operating income		10 723	36	F		10 759

8	Change in impairment on loans and advances and provisions on guarantees, net of reversals		- 149 100	1			- 149 099

9	Change in impairment on shares and other variable yield securities, net of reversals			-104 599	A		- 104 599

10	General administrative expenses
	a) staff costs	- 313 498				- 328 696
	b) other administrative expenses	- 118 712				- 117 800
			- 432 210	-14 286	D		- 446 496

11	Value adjustments in respect of property, furniture and equipment and intangible assets
	a) Property, furniture and equipment	- 26 386				- 26 386
	b) intangible assets	- 2 296				- 2 296
			- 28 682	0			- 28 682

12	Loss/Profit for the financial year		1 862 494				- 2 280 614

	Loss attributable to minority interest		2 338	- 2 338	E

	Profit attributable to equity holders of the Bank		1 864 832				- 2 280 614

Valuation and income recognition differences between IFRS and EUGAAP

A     Financial assets classified as available-for-sale

Under EUGAAP, available for sale instruments are recorded at the lower of acquisition price or market value. The value adjustments are reported under “Results on financial operations” in the profit and loss for the period in which they are made. Accrued interest is recorded under balance sheet items “Prepayments and accrued income” or “Accruals and deferred income”.

Under IFRS, available for sale instruments are carried at fair value with changes in fair value reflected directly in equity. Impairment is recognised in the profit and loss for the year when negative changes in the fair valuation are other than temporary. It is reported separately on the face of the income statement.

Accrued interest is reported on the balance sheet within the balance of the instrument to which it relates.

B               Financial assets and liabilities designated at fair value through profit or loss

1               Derivative assets and liabilities

Under EUGAAP, derivative assets and liabilities are not recognised on the balance sheet. They are carried off balance sheet at nominal amount.

Under IFRS, derivative assets and liabilities are recognised on balance sheet and carried at their replacement values.

Changes in fair values of derivatives are recognised in the profit and loss.

2               Loans and advances

Under EUGAAP, all loans and advances are carried at amortised cost. Accrued interest is recorded under balance sheet items “Prepayments and accrued income” or “Accruals and deferred income”.

Under IFRS certain loans are classified on initial recognition as “fair value loans” and valued at fair value through profit or loss. Accrued interest is reported on the balance sheet within the balance of the asset to which it relates. Payments due are reclassified from other debtors to the loan balance to which they relate.

3               Borrowings

Under EUGAAP, borrowings are recorded at amortised cost. Accrued interest is recorded under balance sheet items “Prepayments and accrued income” or “Accruals and deferred income”.

Under IFRS, EIB applies the fair value option to a significant portion of its issued debt. Accrued interest is reported on the balance sheet within the balance of the debt instrument to which it relates.

C               Assets held for sale

This category is not used under EUGAAP. Assets in this category under IFRS are reported in the “Tangible Assets” category under EUGAAP.

D               Pension fund

Under EUGAAP, any actuarial deficits result in an additional specific pension plan provision.

Under IFRS, the corridor approach is adopted, resulting in a proportion only of the actuarial losses being recognised in the period.

E               Minority interest adjustment

EIB granted a put option to the minority shareholders on their entire holding of the subsidiary.

Under EUGAAP, this put option does not influence the accounting treatment of minority interest on consolidation.

Under IFRS, the put option results in the minority interest being classified as liability rather than equity.

The minority interest in the loss for the period is therefore included in interest expense for the year.

F     Reclassification of other operating income

Certain profit and loss items are reclassified between other operating income under EUGAAP and commission income under IFRS.

G              Receivable reserves called but not paid

Under EUGAAP, the receivable reserves are carried at undiscounted amount. Under IFRS, the balance is discounted and amortised through equity.